SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TORVEC, INC.
(Exact Name of issuer as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-1509512 (IRS Employer ID Number)

14534 (Zip Code)

1169 Pittsford Victor Road Suite 125, Powder Mills Office Park Pittsford, New York 14534

(Address of Principal Executive Offices)
TORVEC, INC. BUSINESS CONSULTANTS STOCK PLAN
(Full Title of the Plan)
RICHARD B. SULLIVAN, ESQ.
General Counsel
Torvec, Inc.
1169 Pittsford Victor Road
Suite 125, Powder Mills Office Park
Pittsford, New York 14534
(Name and Address of agent for service)
585/248-0740
(Telephone Number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock Par Value $0.01 per share	4,900,000(1) shares	(2) (3)	(2) (3)	$2070.99	(4)

(1)	The Shares registered pursuant to this Registration Statement consist of 4,900,000 additional shares of Torvec, Inc.’s $.01 par value common stock reserved for issuance under the Company’s Business Consultants Stock Plan. 5,100,000 shares reserved for issuance under the Plan were registered under previous registration statements which became effective on June 11, 1999, October 5, 2000, November 7, 2001, December 21, 2001, February 1, 2002, November 12, 2002, January 22, 2003, May 23, 2003 November 26, 2003 and April 20, 2004, respectively.

(2)	The Shares registered pursuant to this Registration Statement will not be sold to members of the general public but solely to business consultants and advisors of Torvec, Inc. in exchange for bona fide services rendered by such consultants and advisors as authorized by the Board of Directors of Torvec, Inc. The selling price per share is based upon the closing price for the Company’s common stock on the first business day immediately prior to the grant or issuance of the shares.

(3)	Under the terms of the Torvec, Inc. Business Consultants Stock Plan, 10,000,000 shares of the Company’s $.01 par value common stock may be issued to business consultants and advisors who are natural persons who have provided bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(4)	Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(c). The average of the bid and asked price on November 13, 2006 (a specified date within 5 business days prior to the date of filing the Registration Statement) was $3.95. Based upon the statutory formula contained in Section 6(b), the Registration Fee is $2070.99.

INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENTS
Torvec, Inc. registered 200,000 shares of its $.01 par value common stock reserved for issuance pursuant to its Business Consultants Stock Plan on Form S-8, Registration Statement, filed with the Securities and Exchange Commission on June 11, 1999 (File No. 333-80443), an additional 200,000 shares on Form S-8, Registration Statement filed with the Commission on October 5, 2000 (File No. 333-47392), an additional 200,000 shares on Form S-8, Registration Statement filed with the Commission on November 7, 2001 (File No. 333-72894), an additional 100,000 shares on Form S-8, Registration Statement filed with the Commission on December 21, 2001 (File No. 333-75872), an additional 800,000 shares on Form S-8 Registration Statement filed with the Commission on February 1, 2002 (File No. 333-82006), an additional 250,000 shares on Form S-8 Registration Statement filed with the Commission on November 12, 2002 (File No. 333-101130), an additional 250,000 shares on Form S-8 Registration Statement filed with the Commission on January 22, 2003 (File No. 333-102650), an additional 350,000 shares on Form S-8 Registration Statement filed with the Commission on May 23, 2003 (File No. 333-105524), an additional 250,000 shares on Form S-8 Registration Statement filed with the Commission on November 26, 2003 (File No. 333-110769)and an additional 2,500,000 shares on Form S-8 Registration Statement filed with the Commission on April 20, 2004 ( File No. 333-114650). The Company hereby registers an additional 4,900,000 shares of its $.01 par value common stock to be issued under the Plan by filing this Registration Statement and hereby states that the contents of the Registration Statements filed on June 11, 1999, October 5, 2000, November 7, 2001, December 21, 2001, February 1, 2002, November 12, 2002, January 22, 2003, May 23, 2003, November 26, 2003 and April 20, 2004 are hereby incorporated herein by reference thereto.

EXHIBITS

Exhibit
Number		Description
(4)	Instruments defining the rights of security holders, including indentures

Incorporated By Reference to Form 10-SB as updated by Annual Reports (Form 10-KSB), Quarterly Reports (Form 10-QSB) and Current Reports (Form 8-K) and exhibits filed therewith

(5)	Opinion of Counsel

	5.11	Opinion of Counsel re: legality

(15)	Letter re: Unaudited interim financial information

(23)	Consents of Experts and Counsel

	23.1	Independent Auditors’ Consent

	23.11	Consent of Counsel

(24)	Power of Attorney

(26)	Invitations for competitive bids

(99)	Additional Exhibits

	99.1	Resolutions adopted by the Board of Directors

of Torvec, Inc. creating Torvec, Inc. Business Consultants Stock Plan, incorporated by reference to Registration Statement (Form S-8) filed June 11, 1999
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York on November 15, 2006.

TORVEC, INC.

Date: November 15, 2006	By:	/James Y. Gleasman,

James Y. Gleasman, Chief Executive Officer
In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: November 15, 2006	By:	/Gary A. Siconolfi

Gary A. Siconolfi, Chairman of the Board

Dated: November 15, 2006	By:	/James Y.Gleasman

Director, Chief Executive Officer

Dated: November 15, 2006	By:	/Keith E. Gleasman

Director and President

Dated: November 15, 2006	By:	/Herbert H. Dobbs

Director and Secretary

Dated: November 15, 2006	By:	/Daniel R. Bickel

Director

Dated: November 15, 2006	By:	/David M. Flaum

Director

Dated: November 15, 2006	By:	/Joseph B. Rizzo

Director
EXHIBIT INDEX

Exhibit
Number	Description	Page

(4)	Instruments defining the rights of security holders, including indentures	N/A

Incorporated By Reference to Form 10-SB as updated by Annual Reports (Form 10-KSB), Quarterly Reports (Form 10-QSB) and Current Reports (Form 8-K) and exhibits filed therewith

(5)	Opinion of Counsel

	5.11	Opinion of Counsel re: legality

(15)	Letter re: Unaudited interim financial information		N/A

None

(23)	Consents of Experts and Counsel

	23.1	Independent Auditors’ Consent

	23.11	Consent of Counsel

(24)	Power of Attorney		N/A

None

(26)	Invitations for competitive bids		N/A

None

(99)	Additional Exhibits

	99.1	Resolutions adopted by the Board of Directors of Torvec, Inc. creating Torvec, Inc. Business Consultants Stock Plan, incorporated by reference to Registration Statement (Form S-8) filed June 11, 1999	N/A